UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2002


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



           MARYLAND                      1-13589          36-4173047
           ----------------------------------------------------------
                (State or other jurisdiction of (Commission File
                                (I.R.S. Employer
           incorporation or organization) Number) Identification No.)


    77 West Wacker Drive, Suite 3900, Chicago, Illinois                60601
    -------------------------------------------------------------------------

               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

     Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), and the Company's operating partnership, Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership") entered into a Securities Purchase and Exchange Agreement dated as of June 13, 2002 (the "Purchase Agreement") with Security Capital Preferred Growth Incorporated, a Maryland corporation ("SCPG"), the sole holder of the Company's Series A preferred shares (the "Series A Shares"), pursuant to which the Company has agreed to redeem all of the Series A Shares for a total redemption price of approximately $42.05 million. The foregoing redemption price represents the $40 million liquidation preference of the Series A Shares plus accrued distributions to the date of redemption, assuming a redemption date of June 28, 2002. In addition to the redemption transaction, SCPG has agreed to simultaneously loan the Company an additional $15.0 million.

     The transaction is structured so that the Operating Partnership will issue to SCPG (i) an exchangeable note (the "Exchangeable Note") in the principal amount of approximately $37.05 million (assuming a June 28, 2002 closing date), and (ii) a nonexchangeable note (the "$20M Note") in the principal amount of $20.0 million. The Company will redeem the Series A Shares by issuing the Exchangeable Note to SCPG and paying SCPG $5.0 million of the proceeds from the $20M Note, resulting in net proceeds to the Company of approximately $15.0 million. The principal amount of the Exchangeable Note will be exchangeable by its terms for the Company's common shares at an exchange price of $20 per share, subject to anti-dilution adjustments.

     In order to permit the redemption of the Series A Shares under the Company's charter, the Company's Board of Trustees has conditionally declared distributions on its Series B preferred shares for the first and second quarters of 2002, at the quarterly rate of $0.5625 per share, which declaration will be effective only upon the closing of the redemption of the Series A Shares. The record and payment dates for these distributions will be announced in connection with the closing of the transactions. Approximately $4.5 million of the proceeds from the $20M Note will be used to fund the payment of distributions on the Company's Series B preferred shares for the first and second quarters of 2002. The balance of the loan proceeds will be used to repay certain indebtedness, expenses related to the transactions and for general operating purposes.

     The transactions are currently scheduled to close by the end of June 2002. The Purchase Agreement is subject to various closing conditions including receipt of consents from several third-party lenders and the satisfaction of certain other conditions. The Purchase Agreement may be terminated by the parties in certain circumstances, including if the transactions are not completed by June 28, 2002. The Company can give no assurances that the conditions to the closing of the transactions will be satisfied or waived. The summaries of the Purchase Agreement, the $20M Note and the Exchangeable Note contained in this Current Report on Form 8-K are qualified in their entirety by reference to the Purchase Agreement, the $20M Note and the Exchangeable Note, which are filed respectively as Exhibits 99.1, 99.2 and 99.3 hereto and incorporated herein by reference.

     The initial total interest rate on the Exchangeable Note will be 11.50% per annum, which will increase to 12.00% per annum on August 6, 2002, 12.50% per annum on November 4, 2002 and 12.75% per annum on February 2, 2002, and will be compounded quarterly. The total interest rate on the $20M Note will be 15.00% per annum compounded quarterly. Interest only payments on the notes will be paid currently on a quarterly basis at a rate of 7.50% per annum, with the balance of the total interest being added to outstanding principal. Each of the notes will also have a fee of 0.75% for any principal repayments, whether at maturity or earlier, provided that such fee shall be reduced to 0.25% of any principal repaid within 45 days after the closing date. The notes will be secured by mortgages on approximately 123 acres of vacant land owned by the Company in several Chicago suburban areas, as well as the pledge by the Operating Partnership of certain equity interests in specified property-level subsidiaries of the Company. The Company and its affiliates owning the vacant land will guarantee the obligations of the Operating Partnership under the notes and the Purchase Agreement.

     Under the terms of the notes, SCPG may require repayment of all or a portion of the outstanding principal of the notes upon the occurrence of certain change of control events or if the Company's common shares cease to be listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market. In addition, certain mandatory prepayments of the notes will be required in the event of specified asset sales by the Company.

     There is a 2.00% prepayment fee on the principal amount being prepaid under each of the notes in the event of prepayments relating to certain "changes of control" of the Company if approved by the Company's Board of Trustees. Any repayments of principal on the notes must first be made on the Exchangeable Note until it is repaid, and then may be made on the $20.M Note.

     The transaction documents will contain certain negative, affirmative and financial covenants. In addition, the transaction documents will contain financial covenants that will become applicable one year after the closing of the transactions, if the notes then remain outstanding. Among other covenants, the Company will not be permitted to declare and pay any distributions on its outstanding equity securities so long as the notes remain outstanding, except for distributions on the Company's publicly traded Series B preferred shares and then only to the extent that the Company prepays the notes in an amount equal to such distributions.

     The Exchangeable Note and the $20M Note each have one year terms, which may be extended for up to two periods of six months each, provided, among other things, that the aggregate outstanding principal amount of the notes at the time of the first extension is not greater than $40 million and at the time of the second extension is not more than $25 million. The Company must pay an extension fee of 1/2% of the aggregate outstanding principal amount of the notes at each time an extension option is exercised.

     As part of the foregoing transactions, the Company has agreed to issue to SCPG Series A-1 warrants to purchase up to 500,000 common shares at $9.00 per share and Series A-2 warrants to purchase up to 500,000 common shares at $7.50 per share. The Series A-1 and Series A-2 warrants are structured so that only a maximum of 500,000 of the warrants may be exercised. The Series A-1 warrants will expire if the notes are not repaid on or before April 1, 2003, and the Series A-2 warrants are exercisable only in the event the notes are not repaid on or before April 1, 2003. The Company has also agreed to issue to SCPG additional Series B and Series C warrants to purchase common shares which are exercisable only in the event the notes are not repaid on or before April 1, 2003. If exercisable, the Series B warrants will allow SCPG to purchase 250,000 common shares at $10.00 per share and the Series C warrants will allow SCPG to purchase up to 250,000 common shares at $12.50 per share. The warrants will contain antidilution adjustment provisions and will expire on the fifth anniversary of their issuance, except as specified above. The Company has also agreed to grant to SCPG certain demand and incidental registration rights in respect of any common shares SCPG may receive upon the exchange of any principal of the Exchangeable Note or upon the exercise of any of the warrants.

     Although the Company will pay distributions on its Series B preferred shares for the first and second quarters of 2002 in the event that the redemption and loan transactions contemplated in the Purchase Agreement are completed, the Company currently does not anticipate that it will declare and pay distributions on the Series B preferred shares during the remainder of 2002. Distributions on the Series B preferred shares are cumulative and will continue to accrue to the extent they are not declared and paid currently. Except as described above, the Company's existing suspension of quarterly distributions on its common shares and preferred shares remains unchanged and, as described above, the terms of the notes will prohibit payment of distributions on the Company's common shares so long as the notes are outstanding. Any future distributions in respect of the Company's common shares may not be paid unless all accrued but unpaid preferred share distributions have been or are concurrently satisfied.


     On June 13, 2002, the Company issued the Press Release  attached  hereto as
Exhibit 99.4. Such Press Release is incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits:



        Exhibit
          No.       Description
          ---       -----------
          99.1      Securities  Purchase and Exchange Agreement dated as of June
                    13,   2002   among   Security   Capital   Preferred   Growth
                    Incorporated,  Prime  Group  Realty  Trust and  Prime  Group
                    Realty, L.P.
          99.2      Form  of  Promissory  Note  in  the  principal   amount  of
                    $20,000,000   from  Prime  Group  Realty,   L.P.  in  favor
                    Security Capital Preferred Growth Incorporated
          99.3      Form of  Exchangeable  Promissory  Note  from  Prime  Group
                    Realty,  L.P. in favor of Security Capital Preferred Growth
                    Incorporated
          99.4      Press Release of Prime Group Realty Trust dated
                    June 13, 2002.

                                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRIME GROUP REALTY TRUST


Dated: June 14, 2002                        By:    /s/  Louis G. Conforti
                                                   -----------------------
                                                   Louis G. Conforti
                                                   Co-President and
                                                   Chief Financial Officer